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                                                        EXHIBIT B
                             AGREEMENT

          THIS AGREEMENT is made and entered into by and between Jesse T. Correll, First Southern Bancorp, Inc., First Southern Funding, Inc., First Southern Capital Corp., LLC and First Southern Investments, LLC (collectively, the "Group").

                       W I T N E S S E T H :

          WHEREAS, each member of the Group may be deemed to beneficially own shares of the Common Stock of United Trust, Inc.

          WHEREAS, each member of  the Group desires  to  file  a single
Schedule 13D indicating the beneficial ownership of each member; and

          WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934 (the "Act") requires that, when a Schedule 13D is filed on behalf of more than one person, the Schedule 13D shall include as an exhibit to the Schedule 13D an agreement in writing of such persons that the Schedule 13D is filed on behalf of each of them;

          NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties thereto, the parties hereto covenant and agree as follows:

     1. Jesse T. Correll, First Southern Bancorp, Inc., First Southern Funding, Inc., First Southern Capital Corp., LLC and First Southern Investments, LCC agree that a single Schedule 13D and any amendments thereto relating to the shares of Common Stock of United Trust, Inc. shall be filed on behalf of each of them.

     2. Jesse T. Correll, First Southern Bancorp, Inc., First Southern Funding, Inc., First Southern Capital Corp., LLC and First Southern Investments, LCC each acknowledge and agree that pursuant to Rule 13d-1
(f)(1) under the Act each of them is individually responsible for the timely filing of such Schedule 13D and any amendments thereto and for the completeness and accuracy of the information contained therein.

     3.   This Agreement shall not be assignable by any party hereto.

     4. This Agreement shall be terminated only upon the first to occur of the following: (a) the death of any of the individual parties hereto,
(b) the dissolution, termination or settlement of First Southern Bancorp, Inc., First Southern Funding, Inc., First Southern Capital Corp., LLC or First Southern Investments, LCC or (c) a written notice of termination given by any party hereto to all of the other parties hereto.

     5. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof, but all of which together shall constitute a single instrument.

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     6.   Jesse T. Correll, First Southern Bancorp, Inc., First Southern
Funding, Inc., First Southern Capital Corp., LLC and First Southern Investments, LCC each acknowledge and agree that Jesse T. Correll and the President of First Southern Funding, Inc., then in office, and each of them, shall be authorized as attorney-in-fact to sign, on behalf of each party to this Agreement, any Schedule 13D or amendments thereto that are required to be filed on behalf of the parties thereto.

     7. This Agreement supercedes the Agreement, dated June 25, 1998, among Jesse T. Correll, First Southern Bancorp, Inc., First Southern Funding, Inc.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 20th day of November, 1998.


                              FIRST SOUTHERN BANCORP, INC.


                              By:/S/ JESSE T. CORRELL
                                  Jesse T. Correll, President


                              FIRST SOUTHERN FUNDING, INC.


                              By:/S/ JESSE T. CORRELL
                                  Jesse T. Correll, President

                              FIRST SOUTHERN CAPITAL CORP., LLC


                              By:/S/ JESSE T. CORRELL
                                  Jesse T. Correll, Manager


                              FIRST SOUTHERN INVESTMENTS, LLC


                              By: /S/ RANDALL ATTKISSON
                                  Randall Attkisson, President



                                 /S/ JESSE T. CORRELL
                                  Jesse T. Correll, individually